Centex 2004-B

Group 1:			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Seasoning (months):	Mortgage Loans	the Cutoff Date	the Cutoff Date
<= 0	1,139	91,104,784.49	40.22
1 - 2	1,645	132,105,957.16	58.31
3 - 4	24	1,741,296.50	0.77
5 - 6	14	811,005.01	0.36
7 - 8	12	752,415.61	0.33
11 - 11	1	24,620.40	0.01
Total	2,835	226,540,079.17	100.00

Group 2:			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Seasoning (months):	Mortgage Loans	the Cutoff Date	the Cutoff Date
<= 0	1,101	143,771,463.29	42.49
1 - 2	1,526	191,373,079.61	56.56
3 - 4	25	2,112,692.88	0.62
5 - 6	10	660,008.34	0.20
7 - 8	4	344,720.33	0.10
11 - 12	1	70,885.54	0.02
21 - 22	1	28,725.29	0.01
Total	2,668	338,361,575.28	100.00

Group 3:			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Seasoning (months):	Mortgage Loans	the Cutoff Date	the Cutoff Date
<= 0	1,051	147,632,063.30	43.63
1 - 2	1,466	188,111,634.41	55.59
3 - 4	10	932,398.84	0.28
5 - 6	14	904,961.12	0.27
7 - 8	12	780,526.41	0.23
Total	2,553	338,361,584.08	100.00

Aggregate:			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Seasoning (months):	Mortgage Loans	the Cutoff Date	the Cutoff Date
<= 0	3,291	382,508,311.08	42.35
1 - 2	4,637	511,590,671.18	56.64
3 - 4	59	4,786,388.22	0.53
5 - 6	38	2,375,974.47	0.26
7 - 8	28	1,877,662.35	0.21
11 - 12	2	95,505.94	0.01
21 - 22	1	28,725.29	0.00
Total	8,056	903,263,238.53	100.00